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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Smart Online, Inc.
Durham, North Carolina


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated July 21, 2004, except for footnote 13, which is October 12, 2004, relating to the financial statements of Smart Online, Inc., which contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/   BDO Seidman, LLP
-----------------------
BDO Seidman, LLP
High Point, North Carolina
November 23, 2004